                                                                    EXHIBIT (13)
                                                                    ------------



There is a $40 Contract Maintenance Charge applied to the contract when the contract value is less than $50,000. It is calculated and deducted proportionately from each subaccount on the contract anniversary or at full surrender based on the contract value at that time.

                       Domestic Money Market Sub-Account
                       ---------------------------------

Note that the information presented below is hypothetical.

7-Day Current Yield

     Current Yield  =    ((NCS-ES)/UV/7) x 365

     where NCS      =    the net change in the value of the Series (exclusive of
                         realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Sub-Account unit.

     ES             =    M&E + ADMIN + CMC

     where ES       =    per unit expenses of the Sub-Account for the 7-day
                         period

     M&E            =    per unit Mortality & Expense Risk Charges Deducted for
                         the 7-day period

     ADMIN          =    per unit Administration Charges deducted for the 7-day
                         period

     CMC            =    per unit Contract Maintenance Charge deducted for the
                         7-day period
                    =    (40/AAV/365) x AUX x 7

     where AAV      =    Average Accumulated Value of Contracts on the last day
                         of the 7-day period
                    =    $30,000

     AUV            =    the sum of the unit values on the first and last day of
                         the 7-day period divided by 2
                    =    (10.000000 + 10.01298405)/2

     UV             =    the unit value on the first day of the 7-day period
                    =    10.00000

Totals for 7-day period:

        NCS                 M&E            ADMIN                  CMC
        ---                 ---            -----                  ---
      0.012984           0.002397         0.000192              0.000256

=    ((.012984 - .002397 - .000192 - .000256)/10.000000))/7 x 365
=    5.29%          =      7-Day Current Yield

                       Domestic Money Market Sub-Account
                       ---------------------------------

7-Day Effective Yield

     Effective Yield = ((1 + (NCS - ES)/UV) [CIRCUMFLEX] (365/7)) - 1

     where NCS, ES, and UV are calculated as for the 7-Day Current Yield

     7-Day Effective Yield =        5.43%

                           Reserve Assets Sub-Account
                           --------------------------

Note that the information presented below is hypothetical.


7-Day Current Yield

     Current Yield  =    ((NCS-ES)/UV/7) x 365

     where NCS      =    the net change in the value of the Series (exclusive of
                         realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Sub-Account unit.

     ES             =    M&E + CMC

     where ES       =    per unit expenses of the Sub-Account for the 7-day
                         period

     M&E            =    per unit Mortality & Expense Risk Charges Deducted for
                         the 7-day period

     CMC            =    per unit Contract Maintenance Charge deducted for the
                         7-day period
                    =    (40/AAV/365) x AUV x 7

     where AAV      =    Average Accumulated Value of Contracts on the last day
                         of the 7-day period
                    =    $30,000

     AUV            =    the sum of the unit values on the first and last day of
                         the 7-day period divided by 2
                    =    (10.000000 + 10.01298405)/2

     UV             =    the unit value on the first day of the 7-day period
                    =    10.00000

Totals for 7-day period:

            NCS                 M&E                   CMC
            ---                 ---                   ---
         0.012984             0.001247               0.000256

     =    ((.012984 - .001247 - .000256) / 10.000000))/7 x 365
     =    5.99%  =       7-Day Current Yield

                           Reserve Assets Sub-Account
                           --------------------------



7-Day Effective Yield

          Effective Yield = ((1 + (NCS - ES)/UV) [CIRCUMFLEX] (365/7)) - 1

          where NCS, ES, and UV are calculated as for the 7-Day Current Yield

          7-Day Effective Yield =    6.17%

                             Variable Sub-Accounts
                            ---------------------

Quality Equity, High Current Income, Natural Resources Focus, Equity Growth, Global Strategic Focus, Prime Bond, Flexible Strategy, American Balanced, Basic Value Focus, Global Utility Focus, World Income Focus, International Equity Focus.

Note that the information presented below is hypothetical.

30-Day Yield

     Yield                  =    2 x ((((NI-ES)/(U x UV)) + 1)[CIRCUMFLEX]6 - 1)

     where NI               =    Net income of the portfolio for the
                                 30-day period attributable to the
                                 Sub-Account's units

     ES                     =    M&E + ADMIN + CMC

     where ES               =    Expenses of the Sub-Account for the 30-day
                                 period

     M&E                    =    Mortality and Expense Risk charges
                                 deducted from the Sub-Account for the
                                 30-day period

     ADMIN                  =    Administration charges deducted from the
                                 Sub-Account for the 30-day period

     CMC                    =    Contract Maintenance Charge deducted
                                 from the Sub-Account for the 30-day
                                 period

                            =    (40 / AAV / 365) x (U x AUV) x 30

     where AAV              =    Average Accumulated Value of Contracts
                                 on the last day of the 30-day period
                            =    $30,000

     U                      =    the average number of units outstanding, which
                                 equals the number of units on the first day of the 30-day period plus the number of units on the last day of the 30-day period, the sum of which is divided by 2

     AUV                    =    the sum of the unit values on the first and
                                 last days of the 30-day period divided by 2
                            =    (10.000000 + 10.063456)/2

     UV                     =    the unit value at the close (highest) of the
                                 last day in the 30-day period

         NI          M&E        ADMIN        CMC        U           UV
         --          ---        -----        ---        -           --
    $25,000.00    $5,136.99    $410.96     $549.68   500,000     $10.0635


Based on the above hypothetical figures and the formulas presented, the 30-day yield would be
                                 30-day Yield =         4.55%

                             Variable Sub-Accounts
                             ---------------------

Domestic Money Market, Quality Equity, High Current Income, Natural Resources Focus, Equity Growth, Global Strategic Focus, Prime Bond, Flexible Strategy, American Balanced, Basic Value Focus, Global Utility Focus, World Income Focus, International Equity Focus.

Note that the information presented below is hypothetical.

Total Return

     Total Return           =    ((ERV/P) - 1)

     where ERV              =    the value, at the end of the applicable period,
                                 of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested

     P                      =    a hypothetical initial investment
                                 of $1,000

     ERV                    =    (1,000 x ((EUV-BUV) / BUV)) + 1,000 -
                                 CMC - (SC x 1,000)

     where EUV              =    Unit Value at the end of the period

     BUV                    =    Unit Value at the beginning of the
                                 period

     SC                     =    Surrender Charge = 5% (assume surrender takes
                                 place 2 years from issue, the first day of contract year 3)

     CMC                    =    Contract Maintenance Charge
                                 attributable to the hypothetical account for the period

                            = (40/AAV/365) x (No. of days in period) x (1,000 +(1,000 x ((EUV - BUV)/BUV)/2))

     where AAV              =    Average Accumulated Value of Contracts on
                                 the last day of the period
                            =    $30,000

           BUV               EUV              CMC                 ERV
           ---               ---              ---                 ---
           10                11.8             2.91              1127.09

Thus the Total Return over the assumed two year period is:
     Total Return =              12.71%

Average Annual Total Return

the Average Annual Total Return would be calculated as follow:

          Average Annual Total Return = ((ERV/P)[CIRCUMFLEX](1/N) - 1)

          where ERV and P are defined as above

          and N          =    Number of years
                         =    2

which, based on the above information would yield 6.16% as an Average Annual Total Return.

                          Reserve Assets Sub-Account
                          --------------------------

Note that the information presented below is hypothetical.

Total Return

     Total Return           =    ((ERV/P) - 1)

     where ERV              =    the value, at the end of the applicable period,
                                 of a hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested

     P                      =    a hypothetical Initial Investment of
                                 $1,000

     ERV                    =    (1,000 x ((EUV-BUV) / BUV)) +
                                 1,000 - CMC - (SC x 1,000)

     where EUV              =    Unit Value at the end of the period

     BUV                    =    Unit Value at the beginning of the
                                 period

     SC                     =    Surrender Charge = 0%

     CMC                    =    Contract Maintenance Charge attributable
                                 to the hypothetical account for the period

                            = (40/AAV/365) x (No. of days in period) x (1,000 + (1,000 x ((EUV - BUV)/BUV)/2))

     where AAV              =    Average Accumulated Value of
                                 Contracts on the last day of the period
                            =    $30,000


           BUV              EUV              CMC              ERV
           ---              ---              ---              ---
           10               11.8             2.91           1177.09

Thus the Total Return over the assumed two year period is:

           Total Return =  17.71%

Average Annual Total Return

The Average Annual Total Return would be calculated as follows:

          Average Annual Total Return = ((ERV/P)[CIRCUMFLEX](1/N) -1)

          where ERV and P are defined as above

          and N          =    Number of years
                         =    2

which, based on the above information would yield 8.49% as an Average Annual Total Return.